Exhibit 99.3

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 1, Suite 1600		Dan Campbell, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Closing of Public Offering of Common Units

DENVER—March 16, 2011—MarkWest Energy Partners, L.P. (NYSE: MWE) announced today the closing of its previously announced public offering of 6,785,000 common units at $59.54 per common unit, which includes 885,000 common units purchased pursuant to the full exercise of the underwriters’ option to purchase additional common units.  MarkWest intends to use the approximately $388.0 million in net proceeds from the offering, after deducting underwriting discounts, commissions and offering expenses, to partially fund its ongoing capital expenditure program.

BofA Merrill Lynch, Barclays Capital, Citigroup, Morgan Stanley, UBS Investment Bank, and Wells Fargo Securities acted as joint book-running managers for the offering. A copy of the prospectus supplement and accompanying base prospectus associated with this offering may be obtained from the underwriters as follows:

BofA Merrill Lynch

4 World Financial Center

New York, NY 10080

Attn: Prospectus Department

Email: dg.prospectus_requests@baml.com

Barclays Capital

c/o Broadridge Financial Solutions

1155 Long Island Ave.

Edgewood, New York 11717

Telephone: (888) 603-5847

Email: barclaysprospectus@broadridge.com

Citigroup

Attn: Prospectus Dept.

Brooklyn Army Terminal

140 58th Street, 8th floor,

Brooklyn, NY, 11220

Telephone: (800) 831-9146

Email: batprospectusdept@citi.com

Morgan Stanley

Attn:  Prospectus Dept.

180 Varick Street, 2nd Floor

New York, New York 10014

Telephone: (866) 718-1649

Email: prospectus@morganstanley.com

UBS Investment Bank

Attention: Prospectus Dept.

299 Park Avenue

New York, New York 10171

Telephone: (888) 827-7275

Wells Fargo Securities
Attention: Equity Syndicate Dept.
375 Park Ave.
New York, New York 10152
Telephone: (800) 326-5897
Email: cmclientsupport@wellsfargo.com

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available on the Securities and Exchange Commission’s (SEC) web site at http://www.sec.gov. The common units are being offered pursuant to an effective shelf registration statement that MarkWest previously filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.

Source: MarkWest Energy Partners, L.P.

MarkWest Energy Partners, L.P.

Frank Semple, 866-858-0482

Chairman, President & CEO

or

Nancy Buese, 866-858-0482

Senior VP and CFO

or

Dan Campbell, 866-858-0482

VP of Finance & Treasurer

investorrelations@markwest.com